UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 10, 2005

                             Zoom Technologies, Inc.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                0-18672                                   51-0448969
                -------                            ----------------------
           (Commission File Number)         (I.R.S. Employer Identification No.)

            207 South Street, Boston, MA                       02111
      ----------------------------------------            ---------------
      (Address of Principal Executive Offices)               (Zip Code)

                              (617) 423-1072
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)

       (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

     On February 10, 2005, the Company issued a press release announcing its financial results for the fourth quarter ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     LIMITATION ON INCORPORATION BY REFERENCE. The information furnished in this
Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01         Financial Statements and Exhibits

Exhibit Number       Description
--------------       -----------
    99.1             Press release dated February 10, 2005 of Zoom Technologies,
                     Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2005            ZOOM TECHNOLOGIES, INC.



                                    By:    /s/ Robert A. Crist
                                        --------------------------
                                            Robert A. Crist, Chief
                                            Financial Officer

                                  EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------
    99.1             Press release dated February 10, 2005 of Zoom Technologies,
                     Inc.

                                  EXHIBIT 99.1

        Zoom Technologies Reports Results for the Fourth Quarter of 2004
        ----------------------------------------------------------------

     Boston, MA, February 10, 2005 -Zoom Technologies, Inc. (NASDAQ: ZOOM), a leading manufacturer of modems and other data communication products, today reported net sales of $8.4 million for its fourth quarter ending December 31, 2004, down 8.4% from $9.2 million for the fourth quarter of 2003. Zoom's DSL modem sales for the fourth quarter of 2004 rose 99% from the fourth quarter of 2003, but this strong growth was not sufficient to offset a 40% decline in dial-up modem sales in the same time period.

     Zoom reported a net loss of $0.9 million or $.10 per diluted share for its fourth quarter ending December 31, 2004, compared to net income of $0.8 million or $.09 per diluted share for the fourth quarter of 2003, with the change primarily due to lower gross profit.

     Gross profit was $2.0 million or 23.9% of net sales in the fourth quarter of 2004, down from $3.4 million or 36.6% of net sales in the fourth quarter of 2003. The lower gross profit resulted primarily from lower sales and lower margins realized on those sales. The margins were lower primarily because of lower sales of dial-up modems, Zoom's highest margin product category.

     Operating expenses were $3.0 million or 35.4% of net sales in the fourth quarter of 2004 compared to $2.6 million or 28.6% of net sales in the fourth quarter of 2003. Selling expenses were essentially unchanged, as expense drops due to lower overall sales volume and lower sales in the retail sales channel were offset by an adjustment to our estimated European Value Added Tax expense. R&D expenses rose $250 thousand, reflecting higher costs for personnel, regulatory approvals, product-related translations, and other expenses primarily for Zoom's new DSL and voice over IP products. General and administrative expenses rose $117 thousand, primarily due to higher personnel costs in Information Systems and Finance, which included costs relating to Sarbanes-Oxley 404 compliance work.

     Zoom's cash balance on December 31, 2004 was $9.4 million, down from $9.9 million on December 31, 2003. The exercise of stock options by Zoom employees in 2004 added $2.1 million to Zoom's cash balance. On December 31, 2004 Zoom's current ratio was 5.2.

     "Q4 2004 was Zoom's first quarter with DSL modems outselling dial-up modems," said Frank Manning, Zoom's President and CEO. "This makes Zoom revenues less vulnerable to dial-up modem declines and more tied to DSL modems, which have been experiencing rapid growth. In Q4 2004 Zoom began shipping a new generation of its mainstay USB, X3, X4, and X5 DSL modems. This new generation enhances performance and lowers our product costs. Q4 2004 was also our first quarter for shipping VoIP products, and overall we are encouraged by our progress in this area. We look forward to discussing our results and plans in more detail during our conference call."

     Zoom has scheduled a conference for Thursday, February 10th at 10:00 a.m. Eastern Time. You may access the conference call by dialing (800) 210-9006 for calls made within the United States and dialing (719) 457-2621 for calls outside the United States. The call will also be simulcast to stock analysts and other interested parties on Zoom's website (www.zoom.com/Q4) and other financial and investor-oriented websites via the CCBN / StreetEvents network. Shortly after the conference call, a recorded broadcast will be available on Zoom's website. For additional information, please contact Investor Relations, Zoom Technologies, 207 South Street, Boston, MA 02111, telephone (617) 423-1072, email investor@zoom.com, or visit Zoom's website at www.zoom.com.

                                      ---

This release contains forward-looking information relating to Zoom's plans, expectations and intentions, including statements relating to Zoom's new VoIP and DSL products. Actual results may be materially different from expectations as a result of known and unknown risks, including: the uncertainty of market growth of VoIP and of cable and DSL modem markets, and the uncertainty of Zoom's ability to maintain its sales or more successfully to penetrate those markets; Zoom's reliance on a relatively limited number of customers for sale of its DSL modems; Zoom's increasing reliance on international sales; uncertainty of new product development and introduction, including budget overruns, project delays and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, and other delays in shipments of products; Zoom's dependence on one or a limited number of suppliers for certain key components; rapid technological change; competition; and other risks set forth in Zoom's filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Zoom's expectations or any change in events, conditions or circumstance on which any such statement is based.

                             ZOOM TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                                  In thousands
                                   (Unaudited)

                                                     Dec 31,            Dec 31,
                                                      2004               2003
--------------------------------------------------------------------------------

Assets

Current assets:

        Cash                                          $ 9,439           $ 9,904
        Accounts receivable, net                        3,349             3,945
        Inventories, net                                5,031             4,771
        Prepaid expenses and other                        530               435
--------------------------------------------------------------------------------

               Total current assets                    18,349            19,055

Property and equipment, net                             2,703             2,919

--------------------------------------------------------------------------------
               Total assets                           $21,052           $21,974
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

        Accounts payable                              $ 2,007           $ 2,172
        Accrued expenses                                1,275             1,012
        Current portion of long-term debt                 230               224
--------------------------------------------------------------------------------
               Total current liabilities                3,512             3,408

        Long-term debt                                  4,872             5,096
--------------------------------------------------------------------------------
               Total liabilities                        8,384             8,504
--------------------------------------------------------------------------------
Stockholders' equity:

        Common stock and additional paid-in capital    30,662            28,581
        Treasury stock                                     (7)               (7)
        Accumulated other comprehensive
         income (loss)                                    523               334
        Retained earnings (deficit)                   (18,510)          (15,438)
--------------------------------------------------------------------------------
               Total stockholders' equity              12,668            13,470
--------------------------------------------------------------------------------
               Total liabilities &
               Stockholders' equity                   $21,052           $21,974
--------------------------------------------------------------------------------

                                  ZOOM TECHNOLOGIES, INC.
                          Consolidated Statements of Operations
                            In thousands,except per share data
                                       (Unaudited)

                                                   Three Months Ended           Years Ended
                                                 ----------------------     -------------------
                                                 12/31/04      12/31/03     12/31/04   12/31/03
-----------------------------------------------------------------------------------------------
Net sales                                        $ 8,386       $ 9,157       $31,412    $33,335
Cost of goods sold                                 6,379         5,804        23,346     23,120
-----------------------------------------------------------------------------------------------
    Gross profit                                   2,007         3,353         8,066     10,215

Operating expenses:
    Selling                                        1,288         1,306         4,800      5,271
    General and administrative                       822           705         3,620      3,117
    Research and development                         862           612         2,927      2,767
-----------------------------------------------------------------------------------------------
    Total operating expenses                       2,972         2,623        11,347     11,155
-----------------------------------------------------------------------------------------------
    Operating profit (loss)                         (965)          730        (3,281)      (940)

Other income (expense), net                           59            27           209        272
------------------------------------------------------------------------------------------------
    Income(loss) before income taxes                (906)          757        (3,072)      (668)

Income tax expense(benefit)                            -             -             -          -
------------------------------------------------------------------------------------------------
    Net income (loss)                            $  (906)      $   757      $ (3,072)   $  (668)
------------------------------------------------------------------------------------------------

Basic earnings (loss) per share:

    Earnings (loss) per share                    $ (0.10)      $   0.09     $  (0.36)   $ (0.08)

Diluted earnings (loss) per share:

    Earnings (loss) per share                    $ (0.10)      $   0.09     $  (0.36)   $ (0.08)
------------------------------------------------------------------------------------------------
Weighted average number of shares
outstanding:

        Basic                                      8,900          7,970        8,590      7,883
        Diluted                                    8,900          8,593        8,590      7,883
------------------------------------------------------------------------------------------------